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                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                   ----------------------------------

                                 FORM 8-K

                              CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported): DECEMBER 31, 1996



                        A. P. GREEN INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)


      DELAWARE                  0-16452                43-0899374
   (State or other          (Commission File          (IRS Employer
   jurisdiction of               Number)              Identification
    organization)                                         Number)


           GREEN BOULEVARD
           MEXICO, MISSOURI                              65265
 (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:  (573) 473-3626




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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

            Effective December 31, 1996, APG Lime Corp., a wholly-owned subsidiary of the Registrant, acquired substantially all of the assets and assumed certain of the liabilities of the operations of Eastern Ridge Lime, L.P. ("Eastern Ridge"). The operations include the mineral processing facility and quarrying and lime manufacturing business in Ripplemead, Virginia and a leased terminal facility in St. Matthews, South Carolina.

            In addition to the assumption of certain liabilities, the Registrant paid Eastern Ridge the $10,059,540 purchase price in cash. The purchase price is subject to a post-closing adjustment as set forth in the acquisition agreement. The terms of the transaction were negotiated on an arm's-length basis by non-affiliated parties.

            In conjunction with the Registrant's adjacent plant in Kimballton, Virginia, the acquisition will enhance the Registrant's service of the growing lime markets in the Southeastern United States and allow the Registrant to utilize more fully its existing management.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

            (a)   Financial statements of businesses acquired.  Pursuant to
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Item 7(a)(4) of Form 8-K, the Registrant will file the required financial statements of Eastern Ridge Lime, L.P. and pro forma financial information as soon as is practicable, but not later than 60 days after the date on which this report is required to be filed.

            (b)   Pro forma financial information.  See Item 7(a) above.
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            (c)   Exhibits.  See Exhibit Index.
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                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  January 13, 1997

                                       A. P. GREEN INDUSTRIES, INC.



                                    By  /s/ Michael B. Cooney
                                       ----------------------------------------
                                       Michael B. Cooney, Senior Vice President
                                       and Secretary



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
                                 EXHIBIT INDEX

Exhibit
Number      Description
-------     -----------
2.1         Asset Acquisition Agreement dated December 27, 1996, by and among APG
            Lime Corp., a Delaware corporation, Eastern Ridge Lime L.P., a Delaware limited partnership and Eastern Ridge Lime, Inc., a Delaware corporation.




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